UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  August 17, 2016
(Date of earliest event reported)

Arête Industries, Inc.

(Exact name of registrant as specified in its charter)

COLORADO	33-16820-D	84-1508638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 Osceola Street
Westminster, CO 80030

(Address of principal executive offices) (Zip Code)

(303) 427-8688
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-   14(c)).

Item 4.01.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
On August 17, 2016, Causey Demgen & Moore P.C. ("CDM") declined to stand for re-election to serve as Arête Industries, Inc.'s (the "Company") independent registered public accounting firm to audit the Company's financial statements as of and for the fiscal year ending December 31, 2016.
The reports of CDM on the financial statements of the Company as of and for the fiscal years ended December 31, 2015 and 2014, did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended December 31, 2015 and 2014, and the interim period through August 17, 2016, (i) the Company had no disagreements with CDM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to CDM's satisfaction, would have caused CDM to make reference to the subject matter of such disagreements in its reports on the financial statements of the Company for such time period and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.
The Company has provided CDM with a copy of the foregoing disclosure and requested that CDM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not CDM agrees with the statements above concerning CDM.  A copy of CDM's letter, dated August 24, 2016, is attached hereto as Exhibit 16.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

16.1	Letter from Causey Demgen & Moore P.C. dated August 24, 2016, regarding the change in certifying accountant.

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARÊTE INDUSTRIES, INC.

Dated: August 24, 2016
	By:	/s/ Nicholas L. Scheidt
	Name:	Nicholas L. Scheidt
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Causey Demgen & Moore P.C. dated August 24, 2016, regarding the change in certifying accountant.